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                                                                    EXHIBIT 10.1

                         INDEMNITY AGREEMENT - DIRECTORS

                This Agreement is made as of the _______ day of __________, ______, by and between Trans-Lux Corporation, a Delaware corporation (the "Corporation") and _____________________ ("Indemnitee"), a Director ("Corporation") of the Corporation.

         WHEREAS, it is essential to the Corporation to retain and attract as Directors the most capable persons available, and

         WHEREAS, the substantial increase in corporate litigation subjects Directors to expensive litigation risks at the same time that the availability of Directors' liability insurance may become severely limited, and

         WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors so as to provide them with the maximum possible protection permitted by law, and

         WHEREAS, Indemnitee may not be willing to serve as an Director of the Corporation without adequate protection, and the Corporation desires Indemnitee to serve in such capacity, NOW THEREFORE:

                              W I T N E S S E T H:

             Corporation and Indemnitee do hereby agree as follows:

         1. Agreement to Serve. Indemnitee agrees to serve as a Director of Corporation for so long as he is duly elected or appointed or until such time as he tenders his resignation in writing.

         2. Definitions. As used in this Agreement:
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         (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a Director of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such a Director, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

         (b) The term "Expenses" includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, amounts paid in satisfaction of any judgments, fines, penalties, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Paragraph 7 of this Agreement.

         (c) References to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

         3. Indemnity in Third Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this section if Indemnitee is

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a party to or threatened to be made a party to or otherwise involved in any
Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a Director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses, judgments, fines and penalties, actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding but only if Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith in a manner which he reasonably believed to be in the best interests of the Corporation, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

         4. Indemnity in Proceedings By or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this
Section if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee was or is a Director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses, judgments, fines and penalties, actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if Indemnitee acted in good faith and in a manner which he

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reasonably believed to be in or not opposed to the best interests of the
Corporation, except that no indemnification for Expenses shall be made under this Paragraph 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to Indemnity for such expenses as such court shall deem proper.

         5. Indemnification of Expenses. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses, judgments, fines and penalties incurred in connection therewith.

         6. Advances of Expenses. The Expenses incurred by Indemnitee pursuant to Paragraphs 3 and 4 in any Proceeding shall be paid by the Corporation in advance at the written request of the Indemnitee, if Indemnitee shall undertake to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification for such expenses.

         7. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification or advance under Paragraphs 3, 4 and/or 6 shall be made no later than 21 days after receipt of the written request of Indemnitee.

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         The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification or advances are not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

         8. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation or the By-Laws of the Corporation, any agreement, any vote of stockholders or disinterested Directors of the Corporation, the General Corporation Law of the State of Delaware, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director or Officer of Corporation and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

         9. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by him in the

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investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

         10. Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

         11. This Agreement does not supersede, modify or amend in any respect any existing agreement between the Corporation and/or Corporation and Indemnitee including but not limited to any existing employment agreement.

         12. Notice. Indemnitee shall as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity is sought under this Agreement. Notice to the Corporation shall be directed to Trans-Lux Corporation, 110 Richards Avenue, Norwalk, CT 06856-5090 Attention:
Chairman of the Board (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

         13. Counterpart. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

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         14. Applicable Law. This Agreement shall be governed by and construed in accordance with Delaware law.

         15. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                     TRANS-LUX CORPORATION


                                     By:____________________________


                                        ____________________________
                                                      (INDEMNITEE)



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